AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 2009
REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

LAMAR ADVERTISING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	72-1449411
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5551 Corporate Boulevard, Baton Rouge, LA (Address of Principal Executive Offices)	70808 (Zip Code)
Amended and Restated 1996 Equity Incentive Plan
(Full title of the plan)

Kevin P. Reilly, Jr.
President and Chief Executive Officer
Lamar Advertising Company
5551 Corporate Boulevard
Baton Rouge, Louisiana 70808
(Name and address of agent for service)
(225) 926-1000
(Telephone number, including area code, of agent for service)

Copy to:
Stacie S. Aarestad, Esq.
Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199-7613
(617) 239-0100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	registered (1)	share (2)	price(3)	registration fee
Class A Common Stock, $.001 par value per share	3,000,000 shares	$18.475	$55,425,000	$3,092.72

(1)	Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our Class A Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by our Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional Class A Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low asked prices of the registrant’s common stock on July 27, 2009 as reported on The Nasdaq National Market.

(3)	This Registration Statement registers an additional 3,000,000 shares issuable under our Amended and Restated 1996 Equity Incentive Plan (the “1996 Plan”). We have previously registered 10,000,000 shares issuable under the 1996 Plan (Registration Statement Nos. 333-116008, 333-10337, 333-79571, 333-37858 and 333-89034).

PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

STATEMENT REGARDING INCORPORATION BY REFERENCE
FROM EFFECTIVE REGISTRATION STATEMENTS

     This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 relating to our Amended and Restated 1996 Equity Incentive Plan (the “1996 Plan”) are already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of the registration statements we filed on Form S-8 with the Securities and Exchange Commission on May 28, 2004 (File No. 333-116008), May 24, 2002 (File No. 333-89034), May 25, 2000 (File No. 333-37858), May 28, 1999 (File No. 333-79571), as amended by Post-Effective Amendment No. 1 thereto filed on July 19, 1999, and August 16, 1996 (File No. 333-10337) in their entirety and including exhibits thereto, relating to the registration of 2,000,000, 3,000,000, 1,000,000, 1,000,000, and 2,000,000 (3,000,000 after giving effect to the 3:2 stock split effective February 27, 1998) shares of our Class A Common Stock, $0.001 par value per share, respectively, authorized for issuance under the 1996 Plan. This Registration Statement provides for the registration of an additional 3,000,000 shares of our Common Stock authorized for issuance under the 1996 Plan pursuant to an amendment and restatement of the 1996 Plan adopted by our stockholders on May 28, 2009.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
See Exhibit Index immediately following the signature page.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baton Rouge, State of Louisiana, on July 31, 2009.

LAMAR ADVERTISING COMPANY
By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Lamar Advertising Company, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Lamar Advertising Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	President, Chief Executive Officer (Principal Executive Officer), and Director	July 31, 2009

/s/ Keith A. Istre Keith A. Istre	Chief Financial Officer (Principal Financial and Accounting Officer)	July 31, 2009

/s/ John Maxwell Hamilton John Maxwell Hamilton	Director	July 31, 2009

/s/ John E. Koerner, III John E. Koerner, III	Director	July 31, 2009

/s/ Edward H. McDermott Edward H. McDermott	Director	July 31, 2009

/s/ Stephen P. Mumblow Stephen P. Mumblow	Director	July 31, 2009

Signature	Title	Date

/s/ Anna Reilly Anna Reilly	Director	July 31, 2009

/s/ Wendell Reilly Wendell Reilly	Director	July 31, 2009

/s/ Thomas Reifenheiser Thomas Reifenheiser	Director	July 31, 2009

EXHIBIT INDEX

Exhibit
Number	Exhibit

4.1
Restated Certificate of Incorporation of Lamar Advertising Company (the “Company”). Previously filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 0-30242) filed on February 22, 2006 and incorporated herein by reference.

4.2
Amended and Restated Bylaws of the Company. Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 0-30242) filed on August 27, 2007 and incorporated herein by reference.

4.3
Specimen certificate for the shares of Class A common stock of the Company. Previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-5479), and incorporated herein by reference.

5.1	Opinion of Edwards Angell Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1	Consent of KPMG LLP, an independent registered public accounting firm. Filed herewith.

23.2	Consent of Edwards Angell Palmer & Dodge LLP. Included in its opinion filed as Exhibit 5.1.

24.1	Power of Attorney (included in the signature page hereto).

99.1
Amended and Restated 1996 Equity Incentive Plan. Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 0-30242) filed on May 29, 2009 and incorporated herein by reference.